                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                              TB WOOD'S CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)      Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
        2)      Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
        4)      Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
        5)      Total fee paid:

        ------------------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:

        ------------------------------------------------------------------------
        2)      Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
        3)      Filing Party:

        ------------------------------------------------------------------------
        4)      Date Filed:

        ------------------------------------------------------------------------

                               [LOGO OF TB WOOD'S]

                         NOTICE OF ANNUAL MEETING OF THE
                                 STOCKHOLDERS OF
                              TB WOOD'S CORPORATION

TO THE STOCKHOLDERS OF
TB WOOD'S CORPORATION:

The Annual Meeting of Stockholders of TB Wood's Corporation (the "Company") will be held at the Sofitel Hotel New York, 45 West 44th Street, New York, NY 10036, on April 28, 2005, commencing at 10:00 a.m. for the following purposes:

        1. To elect two directors to the Board of Directors to serve for a term ending at the 2008 Annual Meeting and until their successors have been elected and qualified, and;

        2. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The record date for determining those stockholders, who will be entitled to notice of, and vote at, the Annual Meeting, or any adjournment thereof, is March 4, 2005. The stock transfer books of the Company will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

You are cordially invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. Should you attend the meeting, you may revoke your proxy and vote in person. A return envelope, which requires no postage, if mailed in the United States, is enclosed for your convenience.

                                               TB WOOD'S CORPORATION

                                               By:  /s/ Joseph C. Horvath

                                                    Joseph C. Horvath
                                                    Corporate Secretary

Chambersburg, Pennsylvania
March 28, 2005

                              TB WOOD'S CORPORATION
                 440 NORTH FIFTH AVENUE, CHAMBERSBURG, PA 17201

                                 PROXY STATEMENT

          FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 28, 2004

        This proxy statement is furnished to the stockholders of TB Wood's Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, April 28, 2005, at 10:00 a.m. at the Sofitel Hotel New York, 45 West 44th Street, New York, NY and any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors (the "Board") does not know of any business to be presented for consideration at the Annual Meeting or any adjournment thereof other than as stated in the Notice of Annual Meeting. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about March 28, 2005.

        A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2004, accompanies this proxy statement.

                                    CONTENTS

                                                                                                               PAGE

VOTING PROCEDURES.................................................................................................3

CORPORATE GOVERNANCE..............................................................................................4

ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)......................................................................7

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS (ITEM 2 ON PROXY CARD)..............................9

AUDIT FEES AND THE REPORT OF THE AUDIT COMMITTEE..................................................................9

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS.....................................................12

EXECUTIVE COMPENSATION...........................................................................................13

MANAGEMENT.......................................................................................................16

COMPENSATION TABLES..............................................................................................17

OTHER FORMS OF COMPENSATION......................................................................................22

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..........................................................24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................24

STOCK PERFORMANCE GRAPH..........................................................................................28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................29

ANNUAL REPORT ON FORM 10-K.......................................................................................29

OTHER MATTERS....................................................................................................29

                                VOTING PROCEDURES

        YOUR VOTE IS VERY IMPORTANT. Whether or not you expect to be personally present at the Annual Meeting, you are requested to fill in, sign, date and return the enclosed form of proxy. Any person giving such proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of the Company. All shares of TB Wood's Corporation common stock, par value $.01 per share (the "Common Stock") represented by duly executed proxies in the accompanying form will be voted as directed unless proxies are properly revoked prior to the voting thereof. If the proxy is signed and returned without any direction given, shares will be voted FOR the election of the nominees of the Board and FOR the ratification of the Board's selection of the firm of Grant Thornton LLP as auditors of the Company.

WHO CAN VOTE? Stockholders as of the close of business on March 4, 2005 are entitled to vote. On that day, 5,175,674 shares of our Common Stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at our principal place of business, 440 North Fifth Avenue, Chambersburg, Pennsylvania beginning March 28, 2005. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

WHAT SHARES ARE INCLUDED IN THE PROXY CARD? The proxy card represents all the shares of Common Stock registered to your account. Each share of Common Stock that you own entitles you to one vote.

HOW ARE VOTES COUNTED? The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of Common Stock entitled to vote, is represented. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. Because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matters which the broker has not expressly voted. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are not counted in determining whether the affirmative vote required for the approval of Items 1 and 2 has been cast.

WHO WILL COUNT THE VOTE? Our Transfer Agent and Registrar, American Stock Transfer & Trust Company will tally the vote and certify the results.

IS MY VOTE CONFIDENTIAL? Proxies, ballots and voting tabulations are available for examination only by the Secretary and tabulators. Your vote will not be disclosed to the Board of Directors or to our management other than the Secretary and except as may be required by law.

WHO IS SOLICITING THIS PROXY? Solicitation of proxies is made on behalf of us and our Board of Directors. We will pay the cost of preparing, assembling and mailing the notice of Annual Meeting, proxy statement and proxy card. In addition to the use of mail, proxies may be solicited by our directors, officers and regular employees, without additional compensation, in person or by telephone or other electronic means. We will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of our Common Stock.

                              CORPORATE GOVERNANCE

        In accordance with General Corporation Law of the State of Delaware and our Certificate of Incorporation and Bylaws, our business, property and affairs are managed under the direction of the Board of Directors. Although our directors are not involved in our day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the Board of Directors and committees of the Board of Directors.

MEETINGS OF THE BOARD OF DIRECTORS. The Board of Directors held six meetings in 2004. On January 16, 2004, Mr. Stapleton was appointed to the Board of Directors. On April 27, 2004 Mr. Foley returned from an excused leave of absence to resume his responsibilities as director of the Company, and Mr. Fejes was appointed President and CEO and as a member of the Board of Directors. Also on that date, Mr. Swenson was appointed Chairman of the Board. Prior to that date, in addition to his service as a member of the Board of Directors, Mr. Swenson also served as interim President and CEO of the Company. Messrs. Swenson, Lazio, and Osborn served on the Board of Directors throughout 2004. All directors attended 100% of the aggregate meetings held by the Board of Directors and 100% of the aggregate meetings held by the committees of the Board of Directors on which they served during their respective periods as Board members during 2004.

COMMUNICATION WITH THE BOARD OF DIRECTORS Stockholders may communicate with the Board of Directors by sending a letter to TB Wood's Corporation Board of Directors, c/o the Office of the Corporate Secretary, 440 North Fifth Avenue, Chambersburg, Pennsylvania 17201. The Office of the Corporate Secretary will review the correspondence and forward it to the Chair of the appropriate committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, and illegal, does not reasonably relate to TB Wood's Corporation or its business, or is similarly inappropriate. The Office of the Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

DIRECTOR INDEPENDENCE. The Board of Directors has determined that the following directors are independent under the listing standards of the National Association of Securities Dealers: Messrs. Osborn, Lazio and Stapleton.

COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors has established two standing committees.

Audit Committee -- assists the Board of Directors in monitoring: (i) the integrity of the consolidated financial statements of the Company; (ii) the Company's compliance with legal and regulatory requirements related to the financial statements, including the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that have been established relating to such financial statements; and (iii) the independence and performance of the Company's external auditors. In addition, the Audit Committee maintains the sole responsibility to appoint, determine funding for, and oversee the independence and performance of our internal and external auditors and has the authority to engage independent counsel and other advisors to assist in such responsibility. Each of the members of the Audit Committee is independent under the listing standards of the National Association of Securities Dealers and as that term is used in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee met four times during 2004. The current members of the Audit Committee are Mr. Lazio (Chairman) and Messrs. Osborn and Stapleton. The Board has determined that it does not currently have a financial expert, as described in Rule 401(h) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Compensation Committee -- reviews and determines compensation arrangements for the President and the other executive officers. The Compensation Committee also administers our equity compensation plans and makes recommendations to the Board of Directors regarding the compensation to be provided to the directors.

The Compensation Committee held four meetings during 2004. The current members of the Compensation Committee are Mr. Osborn (Chairman) and Messrs. Lazio and Stapleton. Each member of the Compensation Committee is "independent" as defined under the listing standards of the National Association of Securities Dealers.

Nominating and Corporate Governance -- At this time given that the Board consists of six members, three of whom are "independent" as defined under the listing standards of the National Association of Securities Dealers, the Board has concluded that all members of the Board of Directors should convene for purposes of considering potential candidates to the Board. We expect that the Board will continue to review whether formation of a nominating and governance committee is appropriate. Currently the independent Directors identify, review, evaluate and recommend potential candidates to serve as directors of the Company.

The Independent Directors will consider director candidates recommended by stockholders. A description of the procedures a stockholder must follow to submit a director candidate and the criteria the Independent Directors will use to evaluate candidates is set forth on page 12 under the heading "Submission of Stockholder Proposals and Director Nominations."

DIRECTOR COMPENSATION. The Company paid an aggregate of $102,000 of directors' fees in fiscal year 2004 to directors who were not employees or officers of the Company. Each outside Director receives an annual fee of $30,000 and a meeting attendance fee of $1,000. In addition, all members are reimbursed for applicable travel and other expenses incurred in connection with carrying out their duties and responsibilities. Directors who are employees of the Company do not receive additional compensation for serving on the Board or committees of the Board.

Directors who are not employees of the Company are eligible to receive options to purchase Common Stock awarded under our 1996 Stock-Based Incentive Compensation Plan. All directors who are not employees of the Company generally will be granted stock options to purchase shares of our Common Stock, a portion of which shall be at a per share exercise price equal to the fair market value of our Common Stock on that date and a portion of which shall be at exercisable at a premium to the then current price of our Common Stock. These stock options will vest over a three year period following grant.

CODES OF CONDUCT.

Corporate Governance Guidelines. We have adopted corporate governance guidelines for our company. These guidelines address such matters as director qualifications, directors' access to management and advisors, director compensation and performance evaluations. A copy of the corporate governance guidelines can be accessed on the Internet via our website at www.tbwoods.com.

Code of Conduct. We have a Code of Conduct which we last updated in April 2004. The Code of Conduct seeks to ensure compliance with all applicable laws and to maintain the highest standards of ethical conduct. The Code of Conduct sets out basic principles and methodology to help guide all of our officers, directors and employees in the attainment of this common goal.

All of our employees must carry out their duties in accordance with the policies set forth in the Code of Conduct and with applicable laws and regulations.

A copy of the Code of Conduct can be accessed on the Internet via our website at www.tbwoods.com.

Any waivers of the application of the Company's Code of Conduct to directors or executive officers must be made either by the Board of Directors or the Audit Committee. Any waiver of the Code of Conduct will be disclosed promptly on the Company's Internet website.

Any amendment of the Code of Conduct also will be disclosed promptly on the Company's Internet website.

                              ELECTION OF DIRECTORS
                              ITEM 1 ON PROXY CARD

        Our Certificate of Incorporation and Bylaws provide that our business will be managed by a Board of Directors, with the number of directors to be fixed by the Board of Directors from time to time. Our Certificate of Incorporation divides our Board of Directors into three classes: Class I, Class II and Class III. The directors in each class serve terms of three years and until their respective successors have been elected and have qualified.

        The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three year term. The terms of the two Class I directors, Frank D. Osborn and Thomas C. Foley, expire at our 2005 Annual Meeting. The terms of the two Class II directors, Rick Lazio and William T. Fejes, Jr., expire at our 2006 Annual Meeting. The terms of the two Class III directors, James R. Swenson and Craig R. Stapleton expire at our 2007 Annual Meeting.

        Director candidates are nominated by the independent directors of the Board of Directors. Stockholders are also entitled to nominate director candidates for the Board of Directors in accordance with the procedures set forth on page 12 under the heading "Submission of Stockholder Proposals and Director Nominations." The Board of Directors did not receive a recommendation for a director nominee from a stockholder that beneficially owned more than 5% of our Common Stock by March 4, 2005.

        At the Annual Meeting, two Class I directors are to be elected. Each of the nominees has consented to being named as a nominee for director of the Company and has agreed to serve if elected. Each Class I director will be elected to serve until our 2008 Annual Meeting and until his respective successor has been elected and has qualified. If any nominee becomes unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for any substitute nominee designated by the Board of Directors. Director elections are determined by a plurality of the votes cast.

INFORMATION REGARDING THE NOMINEES FOR DIRECTORS TO BE ELECTED IN 2005 FOR A TERM ENDING IN 2008

Class I
-------

        Frank D. Osborn - Director of the Company, serving as Interim Chairman from August 2003 through April, 2004, Age 57. Mr. Osborn has been President and CEO of Qantum Communications Corporation since July 2002. From May 1999 to March 2002, he was President and CEO of Aurora Communications. From 1997 to 1998, he was President and CEO of Southern Star Communications and Managing Director of Capstar Broadcasting. From 1985 to 1997, he was President and CEO of Osborn Communications. Mr. Osborn has extensive experience within the radio and television industry as an owner, operator, and manager of multi-broadcast stations through out the United States. Mr. Osborn has a BA from The University of Pennsylvania and a MBA from The Wharton School. Mr. Osborn has served on our Board since 2002.

        Thomas C. Foley - Former Chairman of the Board, Director of the Company since its formation in 1995 through August 2003, and prior to that served as Chairman of the Board of Directors of T.B. Wood's, Inc. since December 1986, Age
53. Mr. Foley was on leave from his duties as a director while serving as

Director of Private Sector Development for the Coalition Provisional Authority in Iraq. On April 27, 2004 he resumed his participation on the Board. Mr. Foley is also a director of The NTC Group, Inc., a private investment firm, and of Stevens Aviation, Inc. Mr. Foley holds an AB from Harvard College and an MBA from Harvard Business School.

      THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE TWO NOMINEES SET
                                  FORTH ABOVE.

INFORMATION REGARDING THE DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION AND WHOSE TERMS CONTINUE BEYOND 2005.

Class II (term expires in 2006)
-------------------------------

        Rick Lazio - Director of the Company, Age 46, Mr. Lazio is Executive Vice-President of Global Government Affairs and Public Policy of JP Morgan Chase & Co., where he serves on the Executive Committee. Prior to that he served from 2000 to 2004 as the President and Chief Executive Officer of the Financial Services Forum, an organization formed in 2000 by the chief executive officers of twenty of the largest financial institutions to shape the financial future of the nation. Mr. Lazio also served as a member of the US House of Representatives from 1992 to 2000. He is a graduate of Vassar College and the American University Law School. He is a director of Polaroid Corp., Save the Sound, and World Rehabilitation Fund. He also devotes considerable time to The Ad Council, United Cerebral Palsy and the Audubon Society. Mr. Lazio has served on our Board since 2003.

        William T. Fejes, Jr. - President and Chief Executive Officer of the Company, Age 49, Mr. Fejes has over 20 years experience in the industrial automation and industrial motion control industry. Prior to his appointment at TB Wood's, he was with Danaher Corporation from 1998 to 2004 where he held several Division President positions within Danaher's Motion Control strategic platform. From 1986 to 1998, Mr. Fejes was with Pacific Scientific Company where he was promoted through several engineering and marketing roles until reaching the position of the Group President for the Company's Automation Technology Group. Prior to Pacific Scientific, he held various engineering positions with C.S. Draper Laboratories, GCA Corporation, and EG&G. Mr. Fejes graduated from the Massachusetts Institute of Technology with Bachelor of Science and Master of Science degrees in Electrical Engineering.

Class III (term expires in 2007)
--------------------------------

        Craig R. Stapleton -- Director of the Company, Age 59. Mr. Stapleton returned to the Board in January 2004, having been appointed to fill a vacant position. Mr. Stapleton previously served on our Board from 1996 through 2001, when he resigned to assume the position of United States Ambassador to the Czech Republic, having served in that capacity from 2001 to 2003. Prior to becoming Ambassador, Mr. Stapleton served as President of Marsh and McLennan Real Estate Advisors, Inc., a wholly owned subsidiary of the Marsh and McLennan companies for more than five years. He holds an AB from Harvard College and an MBA from Harvard Business School.

        James R. Swenson - Chairman and Director of the Company - Age 65, is the former Group Chief Executive of the Industrial Automation Division of Invensys plc, having served in that capacity from 1999 to March 2000. For BTR plc, a predecessor company to Invensys plc, Mr. Swenson was the Group Managing

Director of the Power Drives Group from 1998 to 1999 and the President - Group Chief Executive from 1994 to 1998. Mr. Swenson spent most of his career with Rexnord Corporation and was its Chairman and CEO when it merged with BTR plc in 1994. Mr. Swenson holds a BS in Economics from the University of Wisconsin, Milwaukee. Mr. Swenson has served on our Board since 2001, and also served as Interim President of the Company from November 2003 through April 2004.

--------------------------------------------------------------------------------
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                              ITEM 2 ON PROXY CARD

        In accordance with the provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee of the Board of Directors has selected Grant Thornton LLP ("Grant Thornton") as our registered independent public accounting firm auditor for 2005. Grant Thornton has served as our independent auditors since 2002. Before the Audit Committee recommended to the Board the appointment of Grant Thornton, it carefully considered the qualifications of that firm, their reputation for integrity and for competence in the fields of accounting and auditing and their ability to meet our geographic needs. Representatives of Grant Thornton will be present at the Annual Meeting to respond to appropriate questions and make a statement, if they desire to do so.

        THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE AUDITORS OF THE COMPANY.
--------------------------------------------------------------------------------

                AUDIT FEES AND THE REPORT OF THE AUDIT COMMITTEE

AUDIT FEES

        The aggregate audit fees charged by Grant Thornton for professional services rendered for the review of our interim financial statements included in each of our First, Second and Third Quarter Reports on Form 10-Q, and for audit work related to our annual financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004 were $209,410. During 2003, the aggregate audit fees charged by Grant Thornton for professional services rendered for the review of our interim financial statements included in each of our First, Second and Third Quarter Reports on Form 10-Q, and for audit work related to our annual financial statements included in our Annual Report on Form 10-K for the year ended January 2, 2004 were $189,500.

AUDIT RELATED FEES

        In 2004, Grant Thornton charged $76,850 for additional services imposed by the requirements of the Public Company Accounting Oversight Board (PCAOB) in connection with their audit of our annual financial statements for the year ended December 31, 2004. In 2003, Grant Thornton did not bill us for any assurance and related services reasonably related to the performance of the audit or review of our financial statements which are not disclosed above.

TAX FEES

        The aggregate tax fees billed by Grant Thornton during 2004 and 2003 for tax services rendered to us were $15,550 and $25,169 respectfully. In 2004, the Company changed tax preparers for its United States federal and state income tax returns. Statutory requirements in Mexico mandate that the preparation of certain tax returns be performed by the Company's independent auditor. The tax services rendered to us by Grant Thornton were approved by the Audit Committee in advance.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

        Grant Thornton did not perform any information technology services relating to financial information system design and implementation for either 2004 or 2003.

ALL OTHER FEES

        Grant Thornton did not provide any other types of services to us during either 2004 or 2003.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR

        All the services described above were approved by our Audit Committee. In accordance with the charter of our Audit Committee and consistent with the policies of the Securities and Exchange Commission, all auditing services and all non-audit services to be provided by any independent auditor of the Company shall be pre-approved by the Audit Committee. In assessing requests for services by the independent auditor, the Audit Committee considers whether such services are consistent with the auditor's independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company's ability to manage or control risk or improve audit quality.

        In making its recommendation to ratify the appointment of Grant Thornton as our auditor for the current fiscal year, the Audit Committee has considered whether the non-audit services provided by Grant Thornton are compatible with maintaining the independence of Grant Thornton.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be "soliciting material" or "filed" or "incorporated by reference" in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

        The Audit Committee ("Audit Committee") oversees the Company's financial reporting process on behalf of the Board of Directors, and is composed of three independent Directors who are not officers or employees of the Company. In 2004, the Audit Committee consisted of Rick Lazio, Frank D. Osborn, and Craig R. Stapleton. The Audit Committee met four times in fiscal 2004, and operates under a written charter adopted by the Board of Directors. The Audit Committee Charter can also be accessed on the Internet via the Company's website at www.tbwoods.com.

        All current members of the Company's Audit Committee are independent within the meaning of the NASDAQ listing standards and the rules of the Securities and Exchange Commission. The rules of the Securities and Exchange Commission and the NASDAQ listing standards generally require that the Company maintain an audit committee of at least three independent directors.

        The Audit Committee does not have an "audit committee financial expert" (as defined by the Securities and Exchange Commission) serving on the Audit Committee but the Company believes that the background and financial sophistication of its members are sufficient to fulfill the duties of the Audit Committee. NASDAQ does not currently require that audit committees include an "audit committee financial expert."

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with United States generally accepted accounting principles ("GAAP"). The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company's financial reporting and controls and procedures and the certifications by the Company's Chief Executive Officer and Chief Financial Officer, which are required by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 for certain of the Company's filings with the Securities and Exchange Commission.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with GAAP, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Audit Committee under United States generally accepted auditing standards. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with the independent auditors. The Audit Committee has also discussed with the independent auditors for the Company the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended.

        The Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent auditors their independence. The Audit Committee reviews and approves any non-auditing services to be provided by Grant Thornton LLP prior to the firm being retained to perform such services.

        We are not employees of the Company and we are not accountants or auditors by profession. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with GAAP and on the representations of the independent auditors included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with GAAP, that the audit of the company's financial statements has been carried out in accordance with United States generally accepted auditing standards or that our Company's independent accountants are in fact "independent".

        The Audit Committee has reappointed, subject to stockholder ratification, the firm of Grant Thornton LLP, certified public accountants, as independent accountants to audit and report upon the Company's financial statements for 2005. In appointing Grant Thornton LLP as the Company's auditors for the fiscal year ending December 31, 2005, the Audit Committee has considered whether Grant Thornton LLP's provision of services other than audit services are compatible with maintaining their independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

                                                        AUDIT COMMITTEE
                                                        RICK LAZIO, CHAIRMAN
                                                        FRANK D. OSBORN
                                                        CRAIG R. STAPLETON

--------------------------------------------------------------------------------

                       SUBMISSION OF STOCKHOLDER PROPOSALS
                            AND DIRECTOR NOMINATIONS

        Any proposal which a qualified stockholder of the Company wishes to include in the Company's Proxy Statement and proxy for the 2006 Annual Meeting of Stockholders must be received by the Secretary of the Company at the address appearing on the front page of this proxy statement no later than November 28, 2005 and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion. Stockholders wishing to have a proposal presented at an annual meeting must submit the proposal so that the Secretary of the Company receives it not less than 120 days prior to the first anniversary of the date of this proxy statement; provided, however, that in the event that the date of the meeting is advanced by more than 30 days from the date of the 2006 Annual Meeting of Stockholders, notice by the stockholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made.

        To be a qualified stockholder, a stockholder must have owned at least $2,000 in market value of the Company's securities for at least one year before the date of submission of the proposal to the Company. Any stockholder proposal submitted to the Company for inclusion in the Company's Proxy Statement for the 2006 Annual Meeting of Stockholders after November 28, 2005 is considered untimely. In addition, any stockholder intending to present a proposal for consideration at the 2006 Annual Meeting of Stockholders must comply with certain provisions of the Company's Certificate of Incorporation and Bylaws.

        Stockholders may propose nominees for consideration by the Board of Directors by submitting the names, appropriate biographical information and qualifications in writing to: Corporate Secretary, TB Wood's Corporation, 440 North Fifth Avenue, Chambersburg, PA 17201.

        In considering any nominee proposed by a stockholder, the Board of Directors will reach a conclusion based on the criteria it uses in evaluating all candidates for director. After full consideration, the stockholder proponent will be notified of the decision of the Board of Directors. Director nominees should possess the highest personal and professional ethics, integrity and values, and must be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Board of Directors seeks to identify candidates representing diverse experience at policy-making levels in business, management, marketing, finance, technology, human resources, communications, education, government, manufacturing and in other areas that are relevant to our activities. Additionally, director nominees should have sufficient time to effectively carry out their duties.

--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE REGARDING COMPENSATION

        The Compensation Committee of the Board of Directors is composed of three non-employee directors. The Compensation Committee is responsible for setting and administering the policies that govern executive annual salary, bonus and stock ownership programs. The Compensation Committee annually evaluates the performance of and determines and reports to the full board, the compensation of the Chief Executive Officer ("CEO") and our other executive officers based upon a combination of the achievement of corporate goals and individual performance.

Role of the Compensation Committee

        The Compensation Committee of the Board of Directors establishes, oversees and directs the Company's executive compensation programs and policies and administers the Company's equity compensation plans. The Compensation Committee seeks to align executive compensation with Company objectives and strategies, management programs and business financial performance in order to enhance shareholder value. The Compensation Committee consists of three non-employee directors. In 2004, the Compensation Committee consisted of Frank
D. Osborn, Rick Lazio, and Craig R. Stapleton.

        The goals of the Compensation Committee with respect to executive officers, including the CEO, are to provide compensation that is designed to attract, motivate and retain executives of outstanding ability and potential and to align the interests of executive officers with the interests of the Company's stockholders. The Compensation Committee's goal is to provide incentives for superior individual performance by paying competitive compensation, and by basing a significant portion of compensation upon achieving that performance. To meet these goals, the Compensation Committee has adopted a mix among the compensation elements of salary, bonus and stock option grants. In general, the exercise price of stock option grants will be set in two tiers, the first will be equal to the fair market value of the Common Stock on the date of grant and the second will be set at a premium to the current fair market value of the Common Stock.

Executive Compensation Summary

        Executive Compensation Program. The Company's executive compensation program is designed to attract and retain highly qualified executives and to motivate them to contribute to the Company's goals and objectives and its overall financial success. The Board believes as a general matter that executives should have a greater portion of their compensation at risk than other employees, and that compensation should be tied directly to the performance of the business. Compensation for the Company's executives consists of both cash and equity-based compensation. In determining executive compensation, the Compensation Committee reviews and evaluates information supplied by management and bases decisions on management recommendations as well as on the Company's performance and on the individual's contribution and performance.

        Salary: The Compensation Committee reviews the salary of each executive officer in relation to previous salaries, personal performance, and salaries of executive officers in the industry and general economic conditions. The salaries are set at levels intended to motivate and retain highly qualified executives whom the Board believes are important to the continued success of the Company.

        Bonuses. The Company's annual incentive payments to executive officers are intended to encourage and reward excellent individual performances by managers who make significant contributions to the Company's financial success. During 2004 an executive officer could earn bonus compensation based in part upon achievement by the Company of certain financial performance objectives and in part by achievement of individual operating objectives designed to enhance future performance by the Company. For 2004, no performance bonuses were paid. However, a guaranteed bonus of $70,000 was payable to the President and CEO as a contractual obligation to induce him to join the Company in that role. These amounts were accrued during 2004; the performance bonus portion of the arrangement was paid in January 2005.

        Incentive Stock Options. The Company grants stock options to provide long-term incentives for the executive officers. The option grants under the 1996 Stock Based Incentive Compensation Plan, which vest over a three year period, are designed to better align the interests of the executive officers with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner and to remain employed by the Company. The number of shares subject to each option grant is based on the officer's level of responsibility, relative position within the Company, and is approved by the Board of Directors.

2004 Compensation of Employee Directors

        Chairman The Compensation Committee determined the 2004 compensation for Mr. Swenson in accordance with the guidelines described above for the period of time that Mr. Swenson served as Chairman during 2004, as well as Interim CEO for the portion of 2004 prior to the retention of Mr. Fejes as the Company's President and CEO in May 2004. Under the terms of an employment agreement with the Company, Mr. Swenson's annualized base salary was set at $180,000.

        President and CEO The Company utilized the services of an internationally recognized retained search firm to identify and recruit Mr. Fejes, who joined the Company as President and CEO effective May 2004. Under the terms of the employment agreement with the Company, Mr. Fejes' annualized base salary was set at $280,000. For 2004, the agreement also provided for a guaranteed bonus of $70,000 and granted Mr. Fejes options to acquire 75,000 shares of the Company's common stock. In addition, the agreement further provides, for 2005, a grant of options to Mr. Fejes to acquire 40,000 shares of the Company's common stock. The salary terms and other inducements established for Mr. Fejes were deemed by the Compensation Committee to be at market level, based in part upon consultation with and recommendations by the retained search firm. As described above, prior to the time that Mr. Fejes joined the Company, Mr. Swenson had been serving as Interim CEO.

        Other Upon his return to the Board of Directors, the Company requested that Mr. Foley take on a more comprehensive role in assessing strategic alternatives for the Company beyond that normally required for service on the Company's Board of Directors. Under the terms of an employment agreement with the Company in August 2004, Mr. Foley's annualized base salary was set at $250,000. Based on the scope of services that he has and will be asked to perform from time to time, the Compensation Committee determined that his salary level is reflective of the market place for senior executive level financial and business advisors and for the type of services that Mr. Foley has been asked to perform.

Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally imposes a $1 million limit on the deductibility of compensation paid to executive officers of public companies. The Compensation Committee believes that all of the compensation awarded to the Company's executive officers during 2004 is fully deductible in accordance with this limit

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee during fiscal year 2004 was an officer or employee of the Company, or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries. No member of the Compensation Committee had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K. Furthermore, none of the other executive officers, directors or Compensation Committee members of the Company currently serve, or have in the past served, on the compensation committee of any other company whose directors and executive officers have served on the Company's Compensation Committee.

        The members of the Compensation Committee of the Company respectfully submit this report.

                                                    COMPENSATION COMMITTEE
                                                    FRANK D. OSBORN, CHAIRMAN
                                                    RICK LAZIO
                                                    CRAIG R. STAPLETON

                                   MANAGEMENT

        Executive officers are appointed by, and serve at the discretion of, the Board. There are no family relationships among any of our directors or executive officers. Our current executive officers, each of whom is elected for a term of one year or until his successor is duly elected and qualified, are:

          Name              Age     Title
------------------------    ---     --------------------------------------------

James R. Swenson            65      Chairman

William T. Fejes, Jr.       49      President & CEO

Thomas C. Foley             53      Director

Joseph C. Horvath           50      Vice President & CFO and Corporate Secretary

Harold L. Coder, III        53      Vice President, Sales

        See the disclosure earlier in this Proxy for information on Mssrs. Swenson, Fejes and Foley's background and experience.

        Mr. Horvath has been Vice President & CFO of the Company and TBWI since September 2003. From July 1999 to August 2003 he was Vice President and CFO of Cold Metal Products, Inc. Prior to that he was a Principal with Ernst & Young LLP for over 23 years. Mr. Horvath, who is a Certified Public Accountant, holds a BS degree from West Virginia University. .

        Mr. Coder has been Vice President, Sales of the Company since its formation in 1996 and of TBWI since October 1991. Mr. Coder holds a BS degree from Shippensburg University.

                               COMPENSATION TABLES

        The following Summary Compensation Table sets forth certain information concerning the compensation paid or accrued by us for services rendered during the last three completed fiscal years by our chief executive officer and our four most highly paid executive officers, other than our chief executive officer, employed by the Company or its subsidiaries during the year ended December 31, 2004.

Summary Compensation Table

                                                                                              Long-Term
                                                         Annual Compensation               Compensation (1)
                                              ------------------------------------------   ----------------
                                                                             Other
                                                                            Annual            Securities       All Other
                                                                            Compen-           Underlying        Compen-
                                    Fiscal      Salary       Bonus        sation (2)            Options        sation (3)
Name and Principal Position          Year          $           $                $                 #                 $
-------------------------------    --------   ----------   ----------    ---------------    --------------   ---------------
James R. Swenson, Chairman           2004        180,000            0           --               9,000          3,971
Interim President  from Nov
2003 through Apr 2004                2003         75,000            0       34,000 (4)           9,000              0

William T. Fejes, Jr.                2004        186,667       70,000      103,996 (5)          75,000          1,322
President and CEO

Thomas C. Foley                      2004        147,216            0       22,311 (6)           9,000          1,878
Former Chairman--through
August 2003                          2003        170,240            0           --              18,750        149,453 (7)
                                     2002        332,800            0           --              18,750         58,677 (7)

Joseph C. Horvath                    2004        172,730            0       18,904 (8)           9,000          2,816
Vice President & CFO, and                                                          (9)
Corporate Secretary                  2003         56,667       25,000       75,860              37,500            258

Harold L. Coder III                  2004        138,546            0           --               9,000          4,113
Vice-President Sales                 2003        117,500            0           --               6,000         52,504 (10)
                                     2002        115,363            0           --               9,000         37,920 (10)

Willard C. Macfarland, Jr. (a)       2004        160,105            0           --               9,000          4,639
Vice President/General Manager       2003        135,000            0           --               9,000          2,406
Mechanical Business                  2002        135,000            0           --               9,000          2,178

(a) In February 2005, Mr. Macfarland resigned as Vice President/General Manager, Mechanical Business, a position in which he served since July 2001. Prior to that time he served in various other executive capacities with the Company dating to August 1994.

Notes to Summary Compensation Table

(1) No stock appreciation rights or restricted stock awards were granted.

(2) "--" denotes all Other Annual Compensation paid was less than 10% of cash compensation.

(3) Unless otherwise indicated, amounts represent Company paid excess life insurance premiums, group life insurance premiums, and contributions to the Company sponsored 401(k) defined contribution retirement plan.

(4) Amount represents payments for service as a member of the Board of Directors prior to assuming role of Interim President.

(5) Other Annual Compensation includes $81,951 paid to Mr. Fejes or third parties in 2004 in connection with his relocation for employment. (Salary and bonus reported for 2004 represents the pro rata annual salary of $280,000 since May 2004 and $70,000 guaranteed performance bonus accrued in 2004 and paid to Mr. Fejes in 2005.)

(6) Other Annual Compensation includes $18,750 reimbursement of office expenses pursuant to terms of employment contract.

(7) All Other Compensation includes in 2003 includes $148,921 paid to Mr.
Foley in connection with the termination of the Company's Supplemental Employee Retirement Program (SERP) and $58,601 accrued in 2002 pursuant to the SERP.

(8) Other Annual Compensation in 2004 includes $7,172 paid to Mr. Horvath as a vehicle allowance and $5,014 of income taxes paid on his behalf in connection with his relocation.

(9) Other Annual Compensation in 2003 includes approximately $75,000 of costs that were accrued in connection with his anticipated relocation for employment. (Salary and bonus reported for 2003 represents the pro rata annual salary of $170,000 since September 2003 and $25,000 guaranteed performance bonus accrued in 2003 and paid to Mr. Horvath in 2004.

(10) Other compensation in 2003 includes $50,211 paid to Mr. Coder in connection with the termination of the Company's (SERP) and, in 2002, $31,307 accrued pursuant to the SERP on his behalf.

OPTION GRANTS IN 2004

        The following table sets forth information concerning grants of stock options during fiscal year 2004 under the 1996 Stock-Based Incentive Compensation Plan to each of the Named Officers and the potential realizable value of such options at assumed annual rates of stock price appreciation for the option terms.

Individual Option Grants in 2004:

                                               Percent of
                                  Number of      Total
                                 Securities     Options                     Expiration   Potential Realizable Value at
                                 Underlying    Granted to     Exercise or     Date of    Assumed Annual Rates of Stock
                                  Options     Employees in     base Price     Options    Price Appreciation for Option
Name of Officer                   Granted      Fiscal Year     ($/Share)      Granted              Term (1)
------------------------------   ----------   ------------    -----------   ----------   -----------------------------
                                                                                           5% ($)             10% ($)
                                                                                         ---------           ---------
James R. Swenson                      3,000           1.60%   $     13.08       2/5/14   $  24,678           $  62,541
                                      6,000           3.19%          8.72       2/5/14      32,910              83,382

William T. Fejes, Jr.                25,000          13.31%         11.86      4/27/14     186,550             472,750
                                     50,000          26.62%          7.91      4/27/14     630,300             248,800

Thomas C. Foley                       3,000           1.60%         11.86      4/27/14      22,386              56,730
                                      6,000           3.19%          7.91      4/27/14      29,856              75,636

Joseph C. Horvath                     3,000           1.60%         13.08       2/5/14      24,678              62,541
                                      6,000           3.19%          8.72       2/5/14      32,910              83,382

Harold L. Coder III                   3,000           1.60%         13.08       2/5/14      24,678              62,541
                                      6,000           3.19%          8.72       2/5/14      32,910              83,382

Willard C. Macfarland, Jr.            3,000           1.60%         13.08       2/5/14      24,678              62,541
                                      6,000           3.19%          8.72       2/5/14      32,910              83,382

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission disclosure rules and are not intended to forecast possible future appreciation, if any, in the Company's stock price.

        On February 11, 2005, the Company granted 91,667 options with an option price of $6.39 per share and 45,833 options with an option price of $9.59 per share to the Named Officers currently employed by the Company and other employees. The options vest evenly over a three-year period from the grant date. The options may be exercised as they vest.

OPTION EXERCISES IN 2004

        The table which follows sets forth information concerning exercises of stock options during fiscal year 2004 by each of the Named Officers and the value of each such officer's unexercised options as of December 31, 2004 based on a closing stock price of $6.26 per share of the Common Stock on such date:

                 Aggregated Option Exercises in Last Fiscal Year
                      and Fiscal Year-End Option Values (1)

                                  Shares
                                 Acquired                  Number of Securities         Value of Unexercised In-
                                   on        Value        Underlying Unexercised          the-Money Options at
                                 Exercise   Realized   Options at December 31, 2004        December 31, 2004
Name of Officer                    (#)        ($)                    (#)                           ($)
------------------------------   --------   --------   ----------------------------   ---------------------------
                                                       Exercisable    Unexercisable   Exercisable   Unexercisable
                                                       -----------    -------------   -----------   -------------
James R. Swenson                     0          0           18,000           18,000      $ 50            $0

William T. Fejes, Jr.                0          0                0           75,000         0             0

Willard C. Macfarland, Jr.           0          0           25,000           18,000        50             0

Joseph C. Horvath                    0          0           12,500           34,000         0             0

Harold L. Coder III                  0          0           23,650           15,000        33             0

Thomas C. Foley                      0          0           53,650           27,750       104             0

(1) The Company has not granted any stock appreciation rights.

EXECUTIVE EMPLOYMENT CONTRACTS

        At December 31, 2004, James R. Swenson , William T. Fejes, Jr., Thomas
C. Foley and Joseph C. Horvath each had employment contracts. All remaining officers are employed at the will of the Board of Directors.

        In April 2004, the Company entered into a two-year employment agreement with Mr. Fejes. The employment agreement provides that Mr. Fejes will serve as President and Chief Executive Officer and a member of the Company's Board of Directors. Pursuant to the terms of the employment agreement, Mr. Fejes is entitled to receive an annual base salary of $280,000, which may be increased (but not decreased, except in the case of across the board decreases to all executives) annually by the Board of Directors. To the extent his base salary is increased, such increased base salary will be Mr. Fejes's base salary amount for all purposes under his employment agreement. Mr. Fejes is also eligible to participate in all benefit programs maintained by the Company that may be provided to the Company's senior executives from time to time. The employment agreement provides that Mr. Fejes will be eligible to participate in the Company's bonus plans maintained for the benefit of its senior executives. Pursuant to the employment agreement, the Company granted Mr. Fejes options to purchase up to 50,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Company's Common Stock on the date of grant and 25,000 shares of the Company's common stock at an exercise price of 150% of the fair market value on the date of grant (the agreement further provides that Mr. Fejes will receive a grant of options to acquire 40,000 shares of the Company's common stock in 2005.) Pursuant to the employment agreement, the Company shall also reimburse Mr. Fejes for membership dues at a local country club and his relocation costs and expenses and provides a car allowance in accordance with the Company's automobile policy.

        Mr. Fejes's employment agreement provides that, except as set forth below, if his employment is terminated at any time (i) by him for good reason in the event of a change in control (as defined in the employment agreement) or
(ii) by the Company without cause (as defined in the employment agreement) following a change in control, he will be entitled to receive (a) base salary earned but unpaid as of the date of termination and (ii) a lump sum payment equal to two times his base salary.

        In the event that Mr. Fejes is terminated without cause absent a change in control, he will be entitled to (a) base salary earned but unpaid as of the date of termination, (b) base salary continuation for twelve months and (c) for a period of twelve months beginning on the date of termination, reimbursements of COBRA premiums paid for continuation of medical, dental and vision benefits for Mr. Fejes and his dependants under Company sponsored plans or policies. Mr. Fejes's employment agreement provides that in the event his employment is terminated (i) by him voluntarily without good reason, (ii) by the Company for cause or (iii) due to his death or disability, he will only be entitled to receive his base salary through the date of such termination.

        In August 2004, the Company entered into a one-year employment agreement with Mr. Swenson. Pursuant to the terms of the employment agreement, Mr. Swenson is entitled to receive an annual base salary of $180,000. Mr. Swenson is also eligible to participate in all benefit programs maintained by us that may be provided to the Company's senior executives from time to time. Mr. Swenson's employment agreement provides that he may resign at any time prior to the expiration of the employment term and that all obligations (other than obligations for payment of accrued and unpaid salary and expense reimbursement through the date of termination) under the employment agreement shall terminate.

        In August 2004, the Company entered into a one-year employment agreement with Mr. Foley. Pursuant to the terms of the employment agreement, Mr. Foley is entitled to receive an annual base salary of $250,000. Mr. Foley is also eligible to participate in all benefit programs maintained by us that may be provided to the Company's senior executives from time to time. Under the terms of the employment agreement, the Company has agreed to reimburse Mr. Foley in an amount up to $45,000 per annum for office expenses. Mr. Foley's employment agreement provides that he may resign at any time prior to the expiration of the employment term and that all obligations (other than obligations for payment of accrued and unpaid salary and expense reimbursement through the date of termination) under the employment agreement shall terminate.

        In November 2003, the Company entered into an employment agreement with Mr. Horvath extending his term of employment as the Company's Chief Financial Officer for eighteen months. Pursuant to the terms of his initial employment agreement, Mr. Horvath is entitled to receive an annual base salary of $170,000 which may be increased annually. The employment agreement provides that Mr. Horvath will be eligible to participate in the Company's bonus plans and all benefit programs maintained for the benefit of its senior executives. In addition, the Company granted Mr. Horvath options to purchase 25,000 shares and 12,500 shares of our Common Stock at exercise prices per share equal to the fair market value and 150% of the fair market value on the date of grant, respectively. Those options vest in equal annual amounts over a three year period beginning in November, 2004. Pursuant to the employment agreement, the Company shall also reimburse Mr. Horvath for membership dues at a local country club and his relocation costs and expenses and provides a car allowance in accordance with the Company's automobile policy.

--------------------------------------------------------------------------------

                           OTHER FORMS OF COMPENSATION

2004 EQUITY COMPENSATION PLAN INFORMATION

                                                   (a)                          (b)                        (c)
                                                                                                   Number of securities
                                                                                                 remaining available for
                                                                                                  future issuance under
                                                                                                   equity compensation
                                        Number of securities to be        Weighted-average           plans (excluding
                                         issued upon exercise of         exercise price of       securities reflected in
                                           outstanding options          outstanding options            column (a))
                                       -----------------------------   -----------------------   -------------------------
Equity compensation plans approved
 by security holders (1)                          678,451                     $ 11.08                     320,883

Equity compensation plans not
 approved by security holders (2)                                                 --
                                       -----------------------------   -----------------------   -------------------------
Total                                             678,451                     $ 11.08                     320,883
                                       =============================   =======================   =========================

(1) Consists of options available for grant by us under the 1996 Stock-Based Incentive Compensation Plan as of December 31, 2004.

(2) None.

DESCRIPTION OF COMPENSATION PLANS

1996 Stock-Based Incentive Compensation Plan

        We adopted the 1996 Stock-Based Incentive Compensation Plan (the "Plan"), the purpose of which is to assist us in attracting and retaining valued personnel by offering them a greater stake in our success and a closer identity with us, and to encourage ownership of our common stock by those personnel. The Plan is administered by the Compensation Committee. Awards under the Plan may be made through January 31, 2006.

        The Compensation Committee may grant stock options and shares of common stock in the form of either deferred stock or restricted stock, as defined in the Plan. Options granted under the Plan may be either incentive stock options ("ISOs") or nonqualified stock options. ISOs are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Unless an option is specifically designated at the time of grant as an ISO, options under the Plan will be nonqualified. The Compensation Committee determines the exercise price of the options. The maximum term of an option or Stock Appreciation Right ("SAR") granted under the Plan shall not exceed ten years from the date of grant or, in the case of an ISO, five years from the date of grant if the recipient on the date of grant owns directly, or indirectly, shares possessing more than 10% of the total combined voting power of all classes of our stock. No option or SAR may be exercisable sooner than six months from the date the option or SAR is granted.

        Eligibility. Officers and other key employees, non-employee members of the Board of Directors, and consultants are eligible to participate in the Plan and receive non-qualified stock options. Under the Plan, only our officers and other employees are eligible to receive incentive stock options.

        Change in Control. The plan provides for accelerated vesting of outstanding option grants and stock issuances following specified change in control events.

401(k) Savings Plan

        Since January 1, 1988, the Company has maintained a defined contribution 401(k) profit-sharing plan covering substantially all United States employees. Under this plan, the Company, on a discretionary basis, matches a specified percentage of each eligible employee's contribution and, at the election of the employee, the matching contribution may be in the form of either cash, shares of the Company's common stock, or a combination thereof. The Company contributed cash of approximately $302, $207, and $230 for fiscal years 2004, 2003 and 2002, respectively. We also contributed 10,290 shares of common stock held in treasury in 2004, 7,887 shares in 2003, and 11,112 shares in 2002. During portions of 2003 and 2002, the Company suspended the employer matching portion of this plan. In addition, we have a noncontributory profit-sharing plan covering our Canadian employees for which $24, $23, and $50 was charged to expense for fiscal years 2004, 2003, and 2002, respectively.

Employee Stock Purchase Plan

        Our Employee Stock Purchase Plan ("ESPP") enables our employees to subscribe for shares of common stock on quarterly offering dates at a purchase price which is the lesser of 85% (prior to September 2001 90%) of the fair value of the shares on either the first or last day of the quarterly period. Pursuant to the ESPP, 8,847 shares were issued to employees during 2004, 11,246 shares during 2003, and 10,310 during 2002. At our annual meeting on April 11, 1997, our shareholders approved the issuance of up to 500,000 shares under the ESPP, of which 418,412 shares are available for future issuance as of January 2, 2004.

Supplemental Executive Retirement Plan

        During 2003 the Board terminated the Supplemental Executive Retirement Plan. Participants were paid their vested benefits as of the termination date which equaled $546,939. The balance of the accrued but unvested benefits reverted back to the company and served to reduce executive compensation expense, a component of Selling, General and Administrative expenses during 2003.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") requires that our directors and officers, and persons who own more than 10% of a registered class of our Common Stock file reports about their beneficial ownership of our Common Stock. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished, all of our directors and officers filed reports as required by Section 16(a) of the Exchange Act with respect to the fiscal year 2003 on a timely basis except as described below.

        Thomas C. Foley, a current director, inadvertently filed two Form 4s late during 2004
--------------------------------------------------------------------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to beneficial ownership of the Common Stock as of March 1, 2005 by (i) each of our directors, our Chairman, and each of the Named Officers, (ii) each person who is known by us to own beneficially more than 5% of the Common Stock and (iii) all of our directors and executive officers as a group. Except as noted below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Except as otherwise listed below, the address of each person is c/o the Company, 440 North Fifth Avenue, Chambersburg, Pennsylvania 17201.

                                                                        Number of
                                                                       Common Stock          Percent of
     Name and Address                                                   Shares (1)            Class (2)
--------------------------------------------------------------    -----------------------   -------------
FMR Corp., Edward C. Johnson 3rd, Abigail P. Johnson,                    679,500(3)              12.63%
 Fidelity Management & Research Company,  Fidelity Low Priced
  Stock Fund, and FA Value Strategies
  82 Devonshire Street
  Boston, MA  02109

Wellington Management Company, LLP                                       523,200(4)               9.72%
  75 State Street
  Boston, MA  02109

Wellington  Trust Company, NA                                            393,200(5)               7.31%
  75 State Street
  Boston, MA 02109

Dimensional Fund Advisers, Inc.                                          341,900(6)               6.35%
  1299 Ocean Avenue
  Santa Monica, CA 90401

Royce & Associates, LLC                                                  349,200(7)               6.49%
  1414 Avenue of the Americas
  New York, NY 10019

Bank of America Corporation                                              314,613(8)               5.85%
  100 North Tryon Street, Floor 25
  Charlotte, NC  28255

Thomas C. Foley                                                        1,913,319(9)              35.56%
Director

James R. Swenson                                                          27,000                      *
Chairman of the Board

Frank D. Osborn                                                           19,000                      *
Director

Rick Lazio                                                                16,000                      *
Director

Craig R. Stapleton                                                       118,055(10)              2.19%
Director

Willard C. Macfarland, Jr.                                                31,000                      *
Vice President/General Manager - Mechanical Business

Joseph C. Horvath                                                         15,500                      *
CFO -- Vice President, Finance

Harold L. Coder III                                                       30,070                      *
Vice President, Sales

All executive officers and directors as a group (9 persons)            2,169,944                 40.33%

(1) Includes options exercisable within sixty days of March 1, 2005 for the following number of shares:

          Thomas C. Foley                                      66,150
          James R. Swenson                                     27,000
          Frank D. Osborn                                       9,000
          Rick Lazio                                            9,000
          Craig R. Stapleton                                   21,000
          William T. Fejes, Jr.                                     0
          Joseph C. Horvath                                    15,500
          Willard C. Macfarland, Jr.                           31,000
          Harold L. Coder III                                  26,650
          All executive officers and directors as a group     205,300

(2)  * Indicates less than one percent of class.

(3)  Information concerning the shares beneficially owned by FMR Corp., Edward
     C. Johnson, 3rd, Abigail P. Johnson, Fidelity Management and Research Company, Fidelity Low Priced Stock Fund, FA Value Strategies Fund was obtained from a Schedule 13G filed as of February 14, 2005. The filing indicates that Fidelity Low Priced Stock Fund is the beneficial owner of 679,500 shares of the Company's Common Stock and that FA Value Strategies is the beneficial owner of 261,300 shares of the Company's Common Stock. Each of Edward C. Johnson, 3rd, and Abigail P. Johnson through their control of FMR Corp., and FMR Corp.'s control of Fidelity Management & Research Company which acts as an investment adviser to various mutual funds offered by FMR Corp and subsidiaries, have sole power to dispose of the 679,500 shares of Common Stock owned by the mutual funds. Neither Edward C. Johnson, 3rd, Abigail P. Johnson nor FMR Corp. have the sole power to vote or direct the voting of 679,500 shares of Common Stock owned directly by the mutual funds. Edward C. Johnson, 3rd owns approximately 12% of the aggregate outstanding voting stock of FMR Corp., and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other of FMR Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(4) Information concerning the shares beneficially owned by Wellington Management Company, LLP ("Wellington") was obtained from Schedule 13G filed as of February 14, 2005. The filing indicates that in its capacity as investment adviser, Wellington may be deemed to beneficially own 523,200 shares of the Common Stock. Wellington reports that it has no sole voting power with respect to any shares of the Common Stock, shared voting power with respect to 523,200 shares of the Common Stock and shared dispositive power with respect to 523,200 shares of the Common Stock.

(5) Information concerning the shares beneficially owned by Wellington Trust Company, NA ("Wellington Trust") was obtained from Schedule 13G filed as of February 14, 2005. The filing indicates that in its capacity as a bank, Wellington Trust may be deemed to beneficially own 393,200 shares of the Common Stock. Wellington Trust reports that it has no sole voting power with respect to any shares of the Common Stock, shared voting power with respect to 393,200 shares of the Common Stock and shared dispositive power with respect to 393,200 shares of the Common Stock.

(6) Information concerning the shares beneficially owned by Dimensional Fund Advisers, Inc. was obtained from a Schedule 13G filed as of February 9, 2005. Dimensional Fund Advisers, Inc. has sole power to dispose of the 341,900 shares of Common Stock owned by four investment companies registered under the Investment Company Act of 1940. Dimension Fund Advisers, Inc. has the sole power to vote or direct the voting of the 341,900 shares of Common Stock owned by the aforementioned investment companies. Dimension disclaims beneficial ownership of such securities.

(7) Information concerning the shares beneficially owned by Royce & Associates, LLC was obtained from a Schedule 13G filed as of February 3, 2005. The filing indicates that in its capacity as an investment adviser, registered under Section 203 of the Investment Advisers Act of 1940. Royce &

     Associates, LLC has sole power to vote or direct the vote of 349,200 shares of Common Stock. Royce & Associates, LLC has sole power to dispose of the 349,200 shares of Common Stock.

(8) Information concerning the shares beneficially owned by Bank of America Corporation was obtained from a Schedule 13G filed as of February 11, 2005. The filing indicates that in its capacity as a parent holding company, Bank of America may be deemed to beneficially own 314,613 shares of the Common Stock. Bank of America reports that it has no sole voting power with respect to any shares of the Common Stock, shared voting power with respect to 301,613 shares of the Common Stock and shared dispositive power with respect to 314,613 shares of the Common Stock.

(9) Includes 85,500 shares of Common Stock donated by Mr. Foley to the Foley Family Foundation, a charitable trust he controls.

(10) Includes 2,870 shares owned by Mr. Stapleton's wife and 1,435 shares owned by a trust for which he disclaims beneficial ownership.

                             STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return on our Common Stock over the past five years with the cumulative total return on shares of companies comprising the Russell 2000 index and a special Peer Group index.

--------------------------------------------------------------------------------
                                  COMPARISON OF
                         CUMULATIVE TOTAL RETURNS AMONG
                     TB WOOD'S, RUSSELL 2000, AND PEER GROUP

                              [CHART APPEARS HERE]

                 1999     2000     2001     2002     2003     2004
                ------   ------   ------   ------   ------   ------
TB WOOD'S         100       90       91       91      113       94
RUSSELL 2000      100       98      100       80      117      139
PEER GROUP        100      124      118      109      124      153
--------------------------------------------------------------------------------

        No published industry index accurately mirrors our business. Accordingly, we created a special peer group index ("Peer Group") of companies operating in the power transmission or mechanical manufacturing industries. The Peer Group includes the following: Baldor Electric Company; MagneTek, Inc.; and Regal-Beloit Corporation.

--------------------------------------------------------------------------------
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past fiscal year, except as described in this Proxy Statement, neither we nor any of our subsidiaries were involved in any transaction in which any Director or Executive Officer, or any member of the immediate family of any Director or Executive Officer, had a material direct or indirect interest reportable under applicable rules of the Securities and Exchange Commission. In August 2004, the Company entered into employment agreements with Thomas C. Foley and James R. Swenson, two of its directors, each of which are more fully described in this Proxy Statement in the section entitled "Compensation Tables-Executive Employment Contracts." Prior to these agreements, the Company had maintained an office in Greenwich, CT for Thomas C. Foley, as its former Chairman. Upon his return to the Board of Directors from an excused leave, the Company entered into the aforementioned employment relationship with Mr. Foley and following the effective date of this agreement, the practice of maintaining the office was discontinued.

--------------------------------------------------------------------------------
                           ANNUAL REPORT ON FORM 10-K

        WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR OUR MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY, AT OUR ADDRESS SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

--------------------------------------------------------------------------------
                                  OTHER MATTERS

        We are not aware of any other matters to be presented for stockholder action at the Annual Meeting; however, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                        By Order of the Board of Directors

                                        /s/Joseph C. Horvath
                                        ----------------------------------
                                        Joseph C. Horvath
                                        Corporate Secretary

                              TB WOOD'S CORPORATION

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TB WOOD'S CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 28, 2005.

         The undersigned Stockholder(s) of TB Wood's Corporation (the "Company"), hereby revoking any contrary proxy previously given, hereby appoint(s) James R. Swenson, William T. Fejes, Jr, and Joseph C. Horvath or any one of them (with full power to act alone and to designate substitutes and to make revocations) the true and lawful agents and attorneys-in-fact for the undersigned, to attend the meeting with authority to vote and act with respect to all shares of common stock of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders, to be held on April 28, 2005 at 10:00 a.m. at the Sofitel Hotel New York, 45 West 44th Street, New York, New York 10036, and any adjournments thereof, with all the powers the undersigned would possess if personally present, upon the matter noted on the reverse and upon such other matters as may properly come before the meeting. The shares represented by this proxy shall be voted as follows:

                       (TO BE SIGNED ON THE REVERSE SIDE)


--------------------------------------------------------------------------------

                              TB WOOD'S CORPORATION


|X| Please mark your votes as in this example.


YOUR SHARES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS YOU OTHERWISE INDICATE IN WHICH CASE THEY WILL BE VOTED AS MARKED.


                                                                WITHHOLD
                                                 FOR            AUTHORITY
                                            the forgoing       To vote for
                                              nominees      forgoing nominees          NOMINEES:

1. To elect the nominees listed at               |_|               |_|              Thomas C. Foley
   right as Directors of the First Class                                            Frank D. Osborn


For, except vote withheld from the following nominees(s):

                                                 FOR      AGAINST     ABSTAIN
2. To ratify the Board's selection of the
   firm of Grant Thornton LLP as auditors        |_|        |_|         |_|
   of the Company

3. To consider and act upon such other
   business as may properly come before the      |_|        |_|         |_|
   Annual Meeting and any adjournments or
   postponements thereof.


THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" THE PROPOSALS LISTED UNLESS OTHERWISE INDICATED. IF ANY OTHER BUSINESS IS TRANSACTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TB WOOD'S CORPORATION AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

_________________________________________________ Dated: ______________, 2005
SIGNATURE(S) OF STOCKHOLDER
_________________________________________________ Dated: ______________, 2005
SIGNATURE(S) OF STOCKHOLDER


NOTE: Signature(s) should follow exactly the names(s) on the stock certificate. Executor, administrator, trustee or guardian should sign as such. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.